UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material under §240.14a-12
Bellerophon Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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[ ], 2020

Dear Fellow Stockholders:
On behalf of the Board of Directors (the “Board”) of Bellerophon Therapeutics, Inc. (the “Company”), you are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) to be held at 10:00 a.m., Eastern Time, on January 29, 2020, at our principal executive offices located at 184 Liberty Corner Road, Suite 302, Warren, NJ 07059.
At the Special Meeting, stockholders will consider and vote on:

(i)
a proposal to adopt and approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock, par value $0.01 per share (the “common stock”) at a ratio of not less than 1-for-5 and not greater than 1-for-50, with the exact ratio and effective time of the reverse stock split to be determined by the Board (the “Reverse Stock Split”) at any time within one year of the date of the Special Meeting; and

(ii)	if necessary, the adjournment of the Special Meeting to solicit additional proxies in favor of the Reverse Stock Split proposal.
The proxy statement attached to this letter provides you with information regarding the above proposals. Please read the entire proxy statement carefully. You may obtain additional information about the Company from documents we file with the Securities and Exchange Commission.
It is important that your shares be represented and voted at the meeting. Please vote as soon as possible even if you plan to attend the Special Meeting. We appreciate your continued ownership of the Company shares and your support regarding this matter.

Very Truly Yours,

/s/ Fabian Tenenbaum
Fabian Tenenbaum
Chief Executive Officer

Bellerophon Therapeutics, Inc.
184 Liberty Corner Road, Suite 302
Warren, NJ 07059

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on January 29, 2020

DATE:      January 29, 2020 at 10:00 a.m., Eastern Time
PLACE: 184 Liberty Corner Road, Suite 302, Warren, NJ 07059
PURPOSES:
At this Special Meeting, or any adjournment or postponement of the Special Meeting, we plan to consider and vote upon the following proposals:

1.
To adopt and approve an amendment to our Restated Certificate of Incorporation that effects a Reverse Stock Split at a ratio of not less than 1-for-5 and not greater than 1-for-50, with the exact ratio and effective time of the Reverse Stock Split to be determined by the Board at any time within one year of the date of the Special Meeting. The purpose of this proposal is to enable the Company to regain compliance with the minimum per share bid price requirement so that we may continue our listing on The Nasdaq Capital Market;

2.	To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the Reverse Stock Split proposal.
WHO MAY VOTE:
The close of business on December 24, 2019 has been fixed as the record date for determining those holders of common stock entitled to vote at the Special Meeting. Accordingly, only stockholders of record at the close of business on that date will receive this notice of, and be eligible to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting. The above items of business for the Special Meeting are more fully described in the proxy statement that accompanies this notice.
Your vote is important. Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you plan to attend the Special Meeting in person, and no matter how many shares you own, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card, or by completing, dating and returning your proxy card in the envelope provided. This will not prevent you from voting in person at the Special Meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.
You may revoke your proxy at any time before the vote is taken by delivering to the Secretary of the Company a written revocation or a proxy with a later date (including a proxy by telephone or via the Internet) or by voting your shares in person at the Special Meeting, in which case your prior proxy would be disregarded.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Assaf Korner
Assaf Korner
Chief Financial Officer and Secretary

PRELIMINARY COPY - SUBJECT TO COMPLETION
Bellerophon Therapeutics, Inc.
184 Liberty Corner Road, Suite 302
Warren, NJ 07059
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
Wednesday, January 29, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON January 29, 2020:
THE PROXY STATEMENT IS AVAILABLE AT
www.investorvote.com/BLPH

This proxy statement is being furnished to you by the Board of Directors (the “Board” or “Board of Directors”) of Bellerophon Therapeutics, Inc. (the “Company”) to solicit your proxy to vote your shares at our Special Meeting of Stockholders (the “Special Meeting”). The Special Meeting will be held on January 29, 2020 at 10:00 a.m., Eastern Time, at our principal executive offices located at 184 Liberty Corner Road, Suite 302, Warren, NJ 07059.
This proxy statement, the foregoing notice and the accompanying proxy card are first being made available on or about [         ], 2020 to all holders of our common stock entitled to vote at the Special Meeting.
Purpose of the Special Meeting
The purpose of the Special Meeting is to consider and vote on the following proposals:

Proposal 1:
A proposal, which we refer to as the “Reverse Stock Split proposal,” to adopt and approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock, at a ratio of not less than 1-for-5 and not greater than 1-for-50, with the exact ratio and effective time of the reverse stock split to be determined by the Board at any time within one year of the date of the Special Meeting (the “Reverse Stock Split”). The purpose of this proposal is to enable the Company to regain compliance with the minimum per share bid price requirement so that we may continue our listing on The Nasdaq Capital Market.

Proposal 2:	A proposal, which we refer to as the “adjournment proposal,” to approve, if necessary, the adjournment of the Special Meeting to solicit additional proxies in favor of Proposal 1.
If the Reverse Stock Split proposal is approved by the Company’s stockholders at the Special Meeting, it will be effected, if at all, only upon a subsequent determination by the Board, not later than the date that is within one year from the date of the Special Meeting, that the Reverse Stock Split is in the best interests of the Company and our stockholders. The Board may make this determination as soon as immediately following the conclusion of the Special Meeting, and the Reverse Stock Split could become effective as soon as the business day immediately following the Special Meeting.
Notwithstanding approval of the Reverse Stock Split proposal by our stockholders, the Board reserves its right to elect not to proceed with implementing the Reverse Stock Split proposal at any time prior to the date on which the amendment to our Restated Certificate of Incorporation becomes effective under Delaware law, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company or its stockholders.

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING
Who is entitled to vote at the Special Meeting?
Holders of the Company’s common stock as of the close of business on the record date, December 24, 2019 (the “Record Date”), will receive notice of, and be eligible to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 68,703,548 shares of its common stock.
How do I attend the Special Meeting?
All stockholders of record on December 24, 2019 are invited to attend the Special Meeting. You must bring proof of your identity to attend the special meeting. If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, you must bring both proof of ownership of shares as of the Record Date (e.g., a broker’s statement) and a photo ID in order to be admitted to the meeting. If you plan to attend the meeting, we will have representatives onsite to assist with registration for the event.
What matters will be voted on at the Special Meeting?
The two proposals that are scheduled to be considered and voted on at the Special Meeting are the Reverse Stock Split proposal and the adjournment proposal.
What are the Board’s voting recommendations?
The Board recommends that you vote “FOR” the Reverse Stock Split proposal and “FOR” the adjournment proposal.
Why does the Company need stockholders to vote on the Reverse Stock Split?
On February 27, 2019, we received a written notification from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) because the minimum bid price of the Company’s shares of common stock was below $1.00 per share for the previous 30 consecutive business days. We were provided an initial period of 180 calendar days, or until August 26, 2019, to regain compliance with the minimum bid price rule. In response, on August 15, 2019, the Company filed an application to transfer the listing of its common stock from the Nasdaq Global Market to the Nasdaq Capital Market. On August 28, 2019, the Company received approval from the Listing Qualifications Department of Nasdaq to transfer the listing of the Company’s common stock from the Nasdaq Global Market to the Nasdaq Capital Market (the “Approval”). The Company’s common stock was transferred to the Nasdaq Capital Market effective as of August 30, 2019. As a result of the Approval, the Company was granted an additional 180-day grace period, or until February 24, 2020, to regain compliance with the minimum bid price rule. To regain compliance, the closing bid price of the Company’s shares of common stock must meet or exceed $1.00 per share for at least ten consecutive business days during this additional 180-day grace period. If we do not regain compliance with the minimum bid price rule by February 24, 2020, Nasdaq will provide written notification to us that our common stock may be delisted. At that time, we may appeal Nasdaq’s delisting determination to a Nasdaq hearings panel. If we timely appeal, our common stock would remain listed pending the panel’s decision. There can be no assurance that, if we do appeal the delisting determination by Nasdaq to the panel, such appeal would be successful.
The Board has determined that an amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split is necessary to the continued listing of our common stock on Nasdaq and is in the best interests of our stockholders. If approved and implemented, the Board will select a Reverse Stock Split ratio of not less than 1-for-5 and not greater than 1-for-50, with the exact ratio and effective time of the Reverse Stock Split to be determined by the Board at any time within one year of the date of the Special Meeting based on various factors, including the then prevailing market conditions and the existing and expected per share trading prices of our common stock. Pursuant to the law of our state of incorporation, Delaware, the Board must adopt any amendment to our Restated Certificate of Incorporation and submit the amendment to stockholders for approval. Accordingly, the Board is requesting your proxy to vote “FOR” the Reverse Stock Split proposal and “FOR” the adjournment proposal.
In addition to bringing the per share trading price of our common stock back above $1.00, we also believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If, on the Record Date, your shares were registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares.
If, on the Record Date, your shares were held instead in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or nominee how to vote your shares, and you will receive separate instructions from your broker, bank or other holder of record describing how to vote your shares.
How can I vote my shares before the Special Meeting?
If you are a stockholder of record, you may submit a proxy by telephone, via the Internet or by mail.

•	By Internet or telephone: Follow the instructions attached to the proxy card to submit a proxy to vote by Internet or telephone.

•	Submitting a Proxy by Mail: If you choose to submit a proxy for your shares by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

Telephone and Internet voting facilities for all stockholders of record will be available 24-hours a day and will close at 11:59 p.m., Eastern Time, on January 28, 2020.
By casting your vote in any of the ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. You may also attend the Special Meeting and vote in person. If you wish to register in advance of the Special Meeting, please contact our investor relations office by no later than January 22, 2019, by fax at 1-844-325-6587, mail to Bellerophon Therapeutics, Inc., 184 Liberty Corner Road, Suite 302, Warren, NJ 07059 or telephone at (908) 574¬4770.
If you are the beneficial owner of shares, you should follow the instructions in the materials you received with this proxy statement from the holder of record to vote your shares.
The availability of telephonic or Internet voting will depend on the bank’s or broker’s voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares. Also, please note that if the holder of record of your shares is a bank, broker or other nominee and you wish to vote in person at the Special Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and a photo ID at the Special Meeting; otherwise, you will not be able to vote in person at the Special Meeting.
If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?
If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee (sometimes referred to as shares held in “street name”) and you do not provide instructions how to vote your shares, your broker, bank or other nominee may still be able to vote your shares in its discretion. A broker or other nominee may generally vote in their discretion on “routine” matters. In this regard, Proposals 1 and 2 are considered to be “routine,” meaning that if your broker does not receive instructions from you on how to vote your shares on such routine matter, the broker will have discretion to vote your shares.
How will my shares be voted if I give my proxy but do not specify how my shares should be voted?
If you provide specific voting instructions, your shares will be voted at the Special Meeting in accordance with your instructions. If you are a stockholder of record and sign and return a proxy card without giving specific voting instructions, your shares will be voted “FOR” the Reverse Stock Split proposal and “FOR” the adjournment proposal.
What vote is required to pass each proposal?
The affirmative vote of the holders of a majority of the outstanding shares of our common stock as of the Record Date is required to approve the Reverse Stock Split proposal and the affirmative vote of a majority of the votes cast by stockholders present, in person or by proxy, and entitled to vote at the Special Meeting, is required to approve the adjournment proposal.
Can I vote in person at the Special Meeting?
Yes. If you hold shares in your own name as a stockholder of record, you may come to the Special Meeting and cast your vote at the meeting by properly completing and submitting a ballot. If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, you must first obtain a legal proxy from your broker, bank or other nominee giving you the right to vote those shares and submit that proxy along with a properly completed ballot at the meeting; otherwise, you will not be able to vote in person at the Special Meeting.

How can I change my vote?
You may revoke your proxy at any time before it is exercised by:

•
Submitting a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above or by providing written notice of revocation to us before the Special Meeting at 184 Liberty Corner Road, Suite 302, Warren, NJ 07059, Attention: Assaf Korner, Chief Financial Officer and Secretary;

•	Submitting a later proxy by Internet or by telephone as instructed above; or

•	Attending the Special Meeting and voting in person (your attendance at the Special Meeting, in and of itself, will not revoke the proxy).
Your most current proxy card or proxy submission by telephone or Internet is the one that will be counted.
What are the quorum requirements for the proposals?
In order to take action on the proposals, a quorum, consisting of the holders of 34,351,775 shares (a majority of the aggregate number of shares of the Company’s common stock issued and outstanding and entitled to vote as of the Record Date for the Special Meeting), must be present in person or by proxy. This is referred to as a “quorum.” Proxies marked “Abstain” and broker non-votes (as further discussed below) will be treated as shares that are present for purposes of determining the presence of a quorum.
What happens if a quorum is not present at the Special Meeting?
If the shares present in person or represented by proxy at the Special Meeting are not sufficient to constitute a quorum, the stockholders by a vote of the holders of a majority of votes present in person or represented by proxy (which may be voted by the proxyholders) may, without further notice to any stockholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.
What is an “abstention” and how would it affect the vote?
An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. Abstentions with respect to the Reverse Stock Split proposal will have the same effect as a vote “Against” the proposal. Abstentions are not considered to be votes cast and therefore will have no impact on the adjournment proposal.
What is a “broker non-vote” and how would it affect the vote?
A “broker non-vote” will occur if your broker, bank or other nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker, bank or other nominee chooses not to vote on a matter for which it does have discretionary voting authority.
We believe that each of the Reverse Stock Split proposal and the adjournment proposal are deemed to be a “routine” matter. Therefore, if you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on the Reverse Stock Split proposal or the adjournment proposal, your broker or nominee will have the discretion to vote your shares however they see fit. Accordingly, if you fail to provide voting instructions to your broker or nominee, your broker or nominee can vote your shares on the Reverse Stock Split proposal or the adjournment proposal in a manner that is contrary to what you intend. In addition, while we do not expect any broker non-votes on the Reverse Stock Split proposal or the adjournment proposal, if you do not provide voting instructions and your broker or nominee fails to vote your shares, this will have the same effect as a vote “Against” the Reverse Stock Split proposal. If you are a beneficial owner of shares registered in the name of your broker or other nominee, we strongly encourage you to provide voting instructions to the broker or nominee that holds your shares to ensure that your shares are voted in the manner in which you want them to be voted.
Can other matters be decided at the Special Meeting?
Other than the Reverse Stock Split proposal and the adjournment proposal, no other matters will be presented for action by the stockholders at the Special Meeting.
Who will conduct the proxy solicitation and how much will it cost?
We are soliciting proxies from stockholders on behalf of the Board and will pay for all costs incurred by it in connection with the solicitation. In addition to solicitation by mail, the directors, officers and associates of the Company and its subsidiaries may solicit proxies from stockholders of the Company in person or by telephone, facsimile or email without additional compensation other than reimbursement for their actual expenses.
Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with the forwarding of solicitation materials to the beneficial owners of our stock.

PROPOSAL NO. 1
THE REVERSE STOCK SPLIT PROPOSAL

General
The Company is asking stockholders to adopt and approve the proposal that the Company’s Restated Certificate of Incorporation be amended, by way of a Certificate of Amendment, to effect the Reverse Stock Split. The proposed amendment, if effected, will effect a Reverse Stock Split of the outstanding shares of the Company’s common stock at a Reverse Stock Split ratio of not less than 1-for-5 and not greater than 1-for-50, with the exact ratio and effective time of the Reverse Stock Split to be determined by the Board at any time within one year of the date of the Special Meeting. The foregoing description of the proposed amendment is a summary and is subject to the full text of the proposed amendment, which is attached to this proxy statement as Appendix A.
If approved by the stockholders, the Reverse Stock Split, if any, would become effective at a time, and at a ratio, to be designated by the Board of Directors. The Board of Directors may effect only one Reverse Stock Split as a result of this authorization. The Board of Directors also may determine in its discretion not to effect the Reverse Stock Split and not to file the Certificate of Amendment. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split. The determination of the ratio of the Reverse Stock Split will be based on a number of factors, described further below under the heading “- Criteria to be Used for Determining Whether to Implement Reverse Stock Split.” The Reverse Stock Split, if approved by stockholders and if deemed by the Board of Directors to be in the best interests of us and our stockholders, will be effected, if at all, at a time that is not later than the date that is within one year from the date of the Special Meeting.
As of the December 24, 2019 record date, 68,703,548 shares of our common stock were issued and outstanding. Based on such number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the Reverse Stock Split ratio selected by our Board of Directors, issued and outstanding shares of stock as illustrated in the table under the caption “- Effects of the Reverse Stock Split-Effect on Shares of Common Stock.”
The Reverse Stock Split will be realized simultaneously for all outstanding common stock and options to purchase shares of our common stock. The Reverse Stock Split will affect all holders of common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The Reverse Stock Split will not change the par value of our common stock and will not reduce the number of authorized shares of common stock (see “- Effects of the Reverse Stock Split”).
No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares.
Reasons for the Reverse Stock Split
Nasdaq Compliance. Our common stock is publicly traded and listed on The Nasdaq Capital Market under the symbol “BLPH.” Our Board of Directors authorized the reverse split of our common stock with the primary intent of increasing the per share trading price of our common stock in order to ensure that we continue to satisfy the requirements for the continued listing of our common stock on Nasdaq which we believe helps support and maintain stock liquidity and Company recognition for our stockholders. Accordingly, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests.
Companies listed on Nasdaq are subject to various rules and requirements imposed by Nasdaq which must be satisfied in order to continue having their stock listed on the exchange (these are called Nasdaq’s Continued Listing Standards). One of these standards is the “minimum bid price” requirement set forth in Marketplace Rule 5450(a)(1), which requires that the bid price of the stock of listed companies be at least $1.00 per share. A listed company risks being delisted and removed from Nasdaq if the closing bid price of its stock remains below $1.00 per share for an extended period of time. The closing bid price of our common stock has been below $1.00 per share since January 14, 2019.
On February 27, 2019, we received a written notification from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) because the minimum bid price of the Company’s shares of common stock was below $1.00 per share for the previous 30 consecutive business days. We were provided an initial period of 180 calendar days, or until August 26, 2019, to regain compliance with the minimum bid price rule. In response, on August 15, 2019, the Company filed an application to transfer the listing of its common stock from the Nasdaq Global Market to the Nasdaq Capital Market. On August 28, 2019, the Company received approval from the Listing Qualifications Department of Nasdaq to transfer the listing of the Company’s common stock from the Nasdaq Global Market to the Nasdaq Capital Market (the “Approval”). The Company’s common stock was transferred to the Nasdaq Capital Market effective as of August 30, 2019. As a result of the Approval, the Company was granted an additional 180-day grace period, or until February 24, 2020, to regain compliance with the minimum bid price rule. To regain compliance, the closing bid price of the Company’s shares of common stock must meet or exceed $1.00 per share for at least ten consecutive business days during this additional 180-day grace period. If we do not regain compliance with the minimum bid price rule by February 24, 2020, Nasdaq will provide written notification to us that our common stock may be delisted. At that time, we may appeal Nasdaq’s delisting determination to a Nasdaq hearings panel. If we timely appeal, our common stock would remain listed pending the panel’s decision. There can be no assurance that, if we do appeal the delisting determination by Nasdaq to the panel, such appeal would be successful.
Additional Potential Investors. In addition to bringing the per share trading price of our common stock back above $1.00, we also believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.
Financial Planning Flexibility. The Board believes it is in the best interest of the Company to approve the Certificate of Amendment to effect the Reverse Stock Split of the Company’s issued and outstanding common stock to give the Company greater flexibility in considering and planning for future potential business needs. The Reverse Stock Split will result in additional authorized and unissued shares becoming available for general corporate purposes as the Board may determine from time to time, including for use under its equity compensation plans.
Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the per share trading price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the per share trading price of our common stock will increase following the Reverse Stock Split or that the per share trading price of our common stock will not decrease in the future.
Criteria to be Used for Determining Whether to Implement Reverse Stock Split
In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split, the Board of Directors may consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our common stock;

•	the Nasdaq Continued Listing Standards requirements;

•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term; and

•	prevailing general market and economic conditions.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split
We cannot assure you that the proposed Reverse Stock Split will increase our stock price. We expect that the Reverse Stock Split will increase the per share trading price of our common stock. However, the effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.
The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.
Dilution to existing stockholders if the Company issues new shares of Common Stock. Although the Reverse Stock Split will not in itself cause dilution to our existing stockholders, the number of shares the Company will be authorized to issue will not be decreased proportionally. Thus, should the Company decide to issue new shares of common stock in the future to raise capital, existing stockholders’ ownership will be diluted.
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates
If the Certificate of Amendment is approved by our stockholders, and if, within one year of such time, the Board of Directors believes that the Reverse Stock Split is in the best interests of the Company and its stockholders, the Board of Directors will determine the ratio of the Reverse Stock Split to be implemented. We will file the Certificate of Amendment with the Secretary of State of the State of Delaware at such time as the Board of Directors has determined the appropriate effective time for the Reverse Stock Split (the “Effective Time”). The Board of Directors may delay effecting the Reverse Stock Split, if at all, until a time that is not later than one year from the date of the Special Meeting, without re-soliciting stockholder approval. The Reverse Stock Split will become effective on the date of filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.
If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, the Board of Directors, in its sole discretion, determines that it is in the Company’s best interests and the best interests of the Company’s stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned.
Fractional Shares
No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at the then-prevailing prices on the open market. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights, except to receive payment therefor as described herein.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.
Effects of the Reverse Stock Split
General
After the effective date of the Reverse Stock Split, if implemented by the Board of Directors, each stockholder will own a reduced number of shares of common stock. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our common stock based on the Reverse Stock Split ratio selected by our Board of Directors. As a matter of Delaware law, the implementation of the Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock.
Voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding less than a full share). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board of Directors believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.
Effect on Shares of Common Stock
The following table contains approximate information, based on share information as of December 24, 2019, relating to our outstanding common stock assuming Reverse Stock Split ratios of 1-for-5, 1-for-20, 1-for-35 and 1-for-50, which reflect the low end, middle and high end of the range that our stockholders are being asked to approve. In addition, the following table sets forth (i) the number of shares of our common stock that would be issued and outstanding, (ii) the number of shares of our common stock that would be reserved for issuance pursuant to outstanding warrants and options and (iii) the weighted-average exercise price of outstanding options and warrants, each giving effect to the Reverse Stock Split and based on securities outstanding as of December 24, 2019.

	Number of Shares Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-5	Reverse Stock Split Ratio of 1-for-20	Reverse Stock Split Ratio of 1-for-35	Reverse Stock Split Ratio of 1-for-50
Number of Shares of Common Stock Issued and Outstanding	68,703,548	13,740,710	3,435,177	1,962,959	1,374,071
Number of Shares of Common Stock Reserved for Issuance	44,256,946	8,851,389	2,212,847	1,264,484	888,139
Weighted Average Exercise Price of Options	1.65	8.25	33.00	57.75	82.50
Weighted Average Exercise Price of Warrants	1.07	5.35	21.40	37.45	53.50
If this Reverse Stock Split Proposal is approved and our Board of Directors elects to effect the Reverse Stock Split, the number of outstanding shares of common stock will be reduced proportionately based on the exact ratio of the split chosen by our Board of Directors, and we would communicate to the public, prior to the effective date of the stock split, additional details regarding the Reverse Stock Split, including the specific ratio selected by our Board of Directors.
After the effective date of the Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.
Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on Nasdaq. Following the Reverse Stock Split, our common stock will continue to be listed on Nasdaq under the symbol “BLPH,” although it will be considered a new listing with a new CUSIP number.
Effect on Preferred Stock
The proposed amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split would not impact the total authorized number of shares of preferred stock or the par value thereof.
Effect on Par Value
The proposed amendments to our Restated Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.01.
Reduction in Stated Capital
As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.
Effect on Authorized Shares of Common Stock
Currently, we are authorized to issue up to a total of 200,000,000 shares of common stock. On the Record Date, there were 68,703,548 shares of our common stock issued and outstanding, warrants to purchase 34,251,014 shares of our common stock issued and outstanding (with a weighted average exercise price of $1.07) and options to purchase 10,005,932 shares of our common stock issued and outstanding under our equity compensation plans (with a weighted average exercise price of $1.65). This leaves 87,039,506 shares of our authorized common stock available for future issuance, both for equity financings and equity compensation.
Effecting the Reverse Stock Split will not change the total authorized number of shares of common stock. However, the reduction in the issued and outstanding shares, and the corresponding adjustment of shares issuable pursuant to warrants and options, which would be decreased by a factor of between 5 and 50, would provide more authorized shares available for future issuance. Because holders of our common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares in the future of authorized common stock that will become newly available as a result of the implementation of the Reverse Stock Split will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of common stock.
We may issue additional equity capital in the future to support our planned clinical research and general operations. The additional available shares that the proposed Reverse Stock Split will provide will allow us to pursue any such financing. However, with the exception of the reservation of shares underlying our 2014 Equity Incentive Plan (the “2014 Plan”) and the 2015 Equity Incentive Plan (the “2015 Plan”), we currently do not have any specific plans, arrangements or understandings to issue any of the shares of common stock that will be newly available as a result of the implementation of the Reverse Stock Split.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Shares Held in Book Entry and Through a Broker, Bank or Other Holder of Record
If you hold registered shares of our common stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold.
At the Effective Time, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.
Shares Held in Certificated Form
If the Reverse Stock Split is approved and effected, stockholders holding common stock in certificated form will be sent a transmittal letter by the transfer agent after the Reverse Stock Split is effected. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing the shares of common stock (the “Old Shares”) to the transfer agent in exchange for the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Shares”). No New Shares will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive New Shares representing the number of whole shares of common stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, will automatically be exchanged for New Shares. If an Old Certificate has restrictive legends on the back of the Old Certificate(s), the New Shares will be issued with the same restrictions. If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described under “- Fractional Shares.”
The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. No service charges will be payable by holders of shares of Common Stock in connection with the exchange of certificates. All of such expenses will be borne by the Company.
YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.
Vote Required

Under Delaware law, the affirmative vote of a majority of the shares of common stock issued and outstanding and entitled to vote at the Special Meeting is required to adopt and approve the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split. Because adoption and approval of the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split requires a majority of the outstanding shares, an abstention with respect to the Reverse Stock Split proposal will have the same effect as a vote “Against” the proposal.
The Company’s Board of Directors recommends that you vote “FOR” the Reverse Stock Split proposal.
No Appraisal Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split described in this proposal and we will not independently provide our stockholders with any such rights.
Interest of Certain Persons in Matters to be Acted Upon
No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of our common stock that hold such stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.
This discussion applies only to holders that are U.S. Holders (as defined below) and does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.
EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.
For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.
The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year at the Effective Time.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1 RELATING TO THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

PROPOSAL NO. 2
THE ADJOURNMENT PROPOSAL

General
The Company is asking stockholders to approve, if necessary, adjournment of the Special Meeting to solicit additional proxies in favor of Proposal 1. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.
Vote Required
Under Delaware law, the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the Special Meeting is required to approve the adjournment proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of December 20, 2019 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of December 20, 2019 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, to our knowledge, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.  The information is not necessarily indicative of beneficial ownership for any other purpose.
The percentage ownership calculations for beneficial ownership are based on 68,703,548 shares of common stock outstanding as of December 20, 2019.
Except as otherwise set forth below, the address of each beneficial owner is c/o Bellerophon Therapeutics, Inc., 184 Liberty Corner Road, Suite 302, Warren, NJ 07059.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
New Mountain Entities (1)	15,138,486	22.0%
Puissance Cross-Border Opportunities III LLC (2)	8,298,755	12.1%
Venrock Entities (3)	6,435,173	9.4%
Linde North America, Inc. (4)	5,271,796	7.7%
Executive Officers and Directors
Fabian Tenenbaum (5)	2,538,839	3.6%
Peter Fernandes (6)	317,785	*
Assaf Korner (7)	164,551	*
Jonathan M. Peacock (8)	3,384,953	4.8%
Naseem Amin (9)	3,069,466	4.4%
Scott Bruder (10)	98,574	*
Mary Ann Cloyd (11)	91,740	*
Crispin Teufel (12)	5,271,796	7.7%
Andre V. Moura (13)	15,282,104	22.2%
Matthew M. Bennett (14)	15,207,254	22.1%
Ted Wang (15)	8,938,116	13%
All executive officers and directors as a group (14 persons)	39,955,025	57.9%

*	Less than one percent.

(1)
Based on information provided in a Schedule 13G/A filed by New Mountain Investments II, LLC on February 14, 2019, and information known to the Company. Beneficial ownership includes: 1,080,819 shares of common stock directly held by Allegheny New Mountain Partners, L.P., 249,714 shares of common stock directly held by New

Mountain Affiliated Investors II, L.P., 11,969,851 shares of common stock directly held by New Mountain Partners II (AIV-A), L.P. and 1,838,102 shares of common stock directly held by New Mountain Partners II (AIV-B), L.P. (collectively, the “New Mountain Entities”) The number of shares of common stock beneficially owned excludes 10,278,601 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. The general partner of each of the New Mountain Entities is New Mountain Investments II, L.L.C. and the manager of each of the New Mountain Entities is New Mountain Capital L.L.C. New Mountain Capital, L.L.C. is a wholly-owned subsidiary of New Mountain Capital Group, L.P. (formerly known as New Mountain Capital Group, LLC). NM Holdings GP, L.L.C. is the general partner of New Mountain Capital Group, L.P. (New Mountain Investments II, L.L.C., New Mountain Capital, L.L.C., New Mountain Capital Group, L.P. and NM Holdings GP, L.L.C., together with the New Mountain Entities, the “NMC Entities”). Steven B. Klinsky is the managing member of each of New Mountain Investments II, L.L.C. and NM Holdings GP, L.L.C., the chief executive officer of New Mountain Capital, L.L.C., and the managing partner of New Mountain Capital Group, L.P. New Mountain Investments II, L.L.C. has decision-making power over the disposition and voting of shares of portfolio investments of each of the New Mountain Entities. New Mountain Capital, L.L.C. also has voting power over the shares of portfolio investments of the New Mountain Entities in its role as the investment advisor. New Mountain Capital Group, L.P. is 100% owned by Steven B. Klinsky. Since New Mountain Investments II, L.L.C. has decision-making power over the New Mountain Entities, Mr. Klinsky may be deemed to beneficially own the shares that the New Mountain Entities hold of record or may be deemed to beneficially own. Mr. Klinsky, New Mountain Investments II, L.L.C., New Mountain Capital, L.L.C., New Mountain Capital Group, L.P. and NM Holdings GP, L.L.C disclaim beneficial ownership over the shares held by the New Mountain Entities, except to the extent of their pecuniary interest therein. The address of Mr. Klinsky and each of the NMC Entities is c/o New Mountain Capital, L.L.C., 787 Seventh Avenue, 49th  Floor, New York, New York 10019.

(2)
Based on information provided in a Schedule 13D/A filed by Puissance Cross-Border Opportunities III LLC (“Puissance Cross-Border Opportunities III”) on January 29, 2019, and information known to the Company. Beneficial ownership includes: 8,298,755 shares of common stock directly held by Puissance Cross-Border Opportunities III. Puissance Capital Fund (GP) LLC (“Puissance GP”) is the managing member of Puissance Cross-Border Opportunities III. Puissance Capital Management LP (“Puissance”) is the investment manager of Puissance Cross-Border Opportunities III. Puissance Capital Management (GP) LLC (“Puissance Capital Management GP”) is the general partner of Puissance (Puissance Cross-Border Opportunities III, Puissance GP, Puissance and Puissance Capital Management GP, collectively, the “Puissance Entities”). Ted Wang, a member of our Board, is the managing member of each of Puissance GP and Puissance Capital Management GP and is the Chief Executive Officer and Chief Investment Officer of Puissance. The number of shares of common stock beneficially owned excludes 8,298,755 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. Each of Dr. Wang and the Puissance Entities disclaim beneficial ownership over the shares held by Puissance Cross-Border Opportunities III, except to the extent of their pecuniary interest therein. The address of Dr. Wang and each of the Puissance Entities is 950 Third Avenue, 25th Floor, New York, NY 10022.

(3)                             Based on information provided in a Schedule 13G/A filed by Venrock Associates IV, L.P. on February 14, 2019, a Form 4 filed by Venrock Associates IV, L.P. on October 28, 2019 and information known to the Company. Beneficial ownership includes: 2,460,632 shares of common stock directly held by Venrock Healthcare Capital Partners II, L.P. (“VHCP II”), 997,553 shares of common stock directly held by VHCP Co-Investment Holdings II, LLC (“VHCP Co-II”), 1,831,449 shares of common stock directly held by Venrock Healthcare Capital Partners III, L.P. (“VHCP III”), 183,124 shares of common stock directly held by VHCP Co-Investment Holdings III, LLC (“VHCP Co-III”), 783,407 shares of common stock directly held by Venrock Associates IV L.P. (“VA IV”), 159,761 shares of common stock directly held by Venrock Partners, L.P. (“VP”) and 19,247 shares of common stock directly held by Venrock Entrepreneurs Fund IV, L.P. (“VEF IV”). Venrock Management IV, LLC (“VM IV”) is the general partner of VA IV, Venrock Partners Management, LLC (“VPM”) is the general partner of VP and Venrock Management IV, LLC (“VEFM”) is the general partner of VEF IV (VA IV, VP, VEF IV, VM IV, VPM and VEFM, collectively, the “Venrock IV Entities”). VHCP Management II, LLC (“VHCPM II”) is the general partner of VHCP II and the manager of

VHCP Co-II. VHCP Management III, LLC (“VHCPM III”) is the general partner of VHCP III and the manager of VHCP Co-III. Each of Borg Koh and Nimish Shah are managing members of each of VHCPM II and VHCPM III (VHCP II, VHCP Co-II, VHCP III, VHCP Co-III, VHCPM II and VHCPM III, collectively, the “VHCP Entities”) The number of shares of common stock beneficially owned excludes 4,149,378 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. Each of the Venrock Entities, the VHCP Entities and Messrs. Koh and Shah disclaim beneficial ownership over the shares held by VHCP II, VHCP Co-II, VHCP III, VHCP Co-III, VA IV, VP and VEF IV, except to the extent of their pecuniary interest therein. The address of the Venrock Entities, the VHCP Entities and Messrs. Koh and Shah is 3340 Hillview Avenue, Palo Alto, CA 94304.

(4)
Based on information provided in a Schedule 13G/A filed by Linde North America, Inc. (“Linde”) on January 2, 2018 and information known to the Company. Beneficial ownership includes: 5,271,796 shares of common stock held directly by Linde North America, Inc., an indirect wholly-owned subsidiary of Linde plc. Crispin Teufel, a member of our Board, is the Chief Executive Officer of Lincare, an indirect wholly-owned subsidiary of Linde. The number of shares of common stock beneficially owned excludes 3,641,992 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. Mr. Teufel disclaims beneficial ownership of all shares held by Linde, except to the extent of his pecuniary interest therein, if any. The address of Linde is 200 Somerset Corporate Boulevard, Bridgewater, NJ 08807.

(5)                                Includes 142,857 shares of common stock issuable upon the exercise of warrants and 1,988,526 shares of common stock issuable upon the exercise of options exercisable within 60 days after December 20, 2019.

(6)	Includes 135,763 shares of common stock issuable upon the exercise of options exercisable within 60 days after December 20, 2019.

(7)	Includes 98,473 shares of common stock issuable upon the exercise of options exercisable within 60 days after December 20, 2019.

(8)                               Includes 534,677 shares of common stock issuable upon the exercise of warrants and 974,356 shares of common stock issuable upon the exercise of options exercisable within 60 days after December 20, 2019.

(9)                          Includes 1,170,717 shares of common stock issuable upon the exercise of warrants and 79,882 shares of common stock issuable upon the exercise of options exercisable within 60 days after December 20, 2019.

(10)	Includes 79,882 shares of common stock issuable upon the exercise of options exercisable within 60 days after December 20, 2019.

(11)                         Includes 69,882 shares of common stock issuable upon the exercise of options exercisable within 60 days after December 20, 2019.

(12)       Includes 5,271,796 shares of common stock held by Linde. Crispin Teufel, a member of our Board, is the Chief Executive Officer of Lincare, an indirect wholly-owned subsidiary of Linde. The number of shares of common stock beneficially owned excludes 3,641,992 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. Mr. Teufel disclaims beneficial ownership over the shares held by Linde, except to the extent of his pecuniary interest therein, if any.

(13)                       Includes 1,080,819 shares of common stock directly held by Allegheny New Mountain Partners, L.P., 249,714 shares of common stock directly held by New Mountain Affiliated Investors II, L.P., 11,969,851 shares of common stock directly held by New Mountain Partners II (AIV-A), L.P. and 1,838,102 shares of common stock directly held by New Mountain Partners II (AIV-B), L.P. The number of shares of common stock beneficially owned excludes 10,278,601 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. Also includes 54,882 shares of common stock issuable upon the exercise of options exercisable within 60 days after December 20, 2019. The general partner of each of the New Mountain Entities is New Mountain Investments II, L.L.C. and the manager of each of the New Mountain Entities is New Mountain Capital L.L.C. Andre Moura, a member of our Board, is a member of New Mountain Investments II, L.L.C. New Mountain Investments II, L.L.C. has decision-making power over the disposition and voting of shares of portfolio investments of each of the New Mountain Entities. New Mountain Capital, L.L.C. also has voting power over the shares of portfolio investments of the New Mountain Entities in its role as the investment advisor. New Mountain Capital, L.L.C. is a wholly-owned subsidiary of New Mountain Capital Group, L.L.C. Mr. Moura disclaims beneficial ownership over the shares held by the New Mountain Entities, except to the extent of his pecuniary interest therein.

(14)
Includes 1,080,819 shares of common stock directly held by Allegheny New Mountain Partners, L.P., 249,714 shares of common stock directly held by New Mountain Affiliated Investors II, L.P., 11,969,851 shares of common stock directly held by New Mountain Partners II (AIV-A), L.P. and 1,838,102 shares of common stock directly held by New Mountain Partners II (AIV-B), L.P. The number of shares of common stock beneficially owned excludes 10,278,601 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. Also includes 38,216 shares of common stock issuable upon the exercise of options exercisable within 60 days after December 20, 2019. The general partner of each of the New Mountain Entities is New Mountain Investments II, L.L.C. and the manager of each of the New Mountain Entities is New Mountain Capital L.L.C. Matthew Bennett, a member of our Board, is a member of New Mountain Investments II, L.L.C. New Mountain Investments II, L.L.C. has decision-making power over the disposition and voting of shares of portfolio investments of each of the New Mountain Entities. New Mountain Capital, L.L.C. also has voting power over the shares of portfolio investments of the New Mountain Entities in its role as the investment advisor. New Mountain Capital, L.L.C. is a wholly-owned subsidiary of New Mountain Capital Group, L.L.C. Mr. Bennett disclaims beneficial ownership over the shares held by the New Mountain Entities, except to the extent of his pecuniary interest therein.

(15)
Includes 8,298,755 shares of common stock directly held by Puissance Cross-Border Opportunities III and 584,479 shares of common stock held by Mr. Wang. The number of shares of common stock beneficially owned excludes 8,298,755 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. Also includes 54,882 shares of common stock issuable upon the exercise of options exercisable within 60 days after December 20, 2019. Ted Wang, a member of our Board, is a Chief Executive Officer and Chief Investment Officer of Puissance Capital Management, L.P.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Statements in this proxy statement that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Company’s intent to solicit approval of the proposal to effect a Reverse Stock Split, the timing of the Reverse Stock Split, the potential benefits of a Reverse Stock Split, including but not limited to increased investor interest, continued listing on Nasdaq, the potential for a higher stock price, the timing and effects of the proposed amendments to our Restated Certificate of Incorporation, and any assumptions underlying any of the foregoing. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.
These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties. These and other risks, assumptions and uncertainties are more fully described herein and in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Form 10-Q and in other documents that we file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this proxy statement, whether as a result of new information, future events, changes in assumptions or otherwise.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
To be considered for inclusion in the proxy statement relating to our 2020 annual meeting of stockholders, we must receive stockholder proposals not less than 90 days nor more than 120 days prior to the first anniversary of the 2019 annual meeting.
Proposals that are not received in a timely manner will not be voted on at the 2020 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the annual meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, Bellerophon Therapeutics, Inc., 184 Liberty Corner Road, Suite 302, Warren, NJ, 07059.
IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps us to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare Trust Company, N.A. (“Computershare”) by calling their toll free number, 1-800-736-3001.
If you do not wish to participate in “householding” and would like to receive your own set of our disclosure documents in future years (including those provided in connection with our annual meeting(s)), follow the instructions described below. Conversely, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, follow these instructions:

•
If your shares are registered in your own name, please contact Computershare, and inform them of your request by calling them at 1-800-736-3001 or writing them at P.O. Box 30170, College Station, TX, 77842.

•
If a broker, bank or other nominee holds your shares, please contact the broker, bank or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

OTHER MATTERS
No matters other than the Reverse Stock Split proposal and the adjournment proposal will be presented for action at the Special Meeting.

Appendix A

CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
BELLEROPHON THERAPEUTICS, INC.

Pursuant to Section 242 of
the General Corporation Law of the
State of Delaware

Bellerophon Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:
FIRST: The Board of Directors of the Corporation duly adopted resolutions approving the following amendment to the Corporation’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), declaring said amendment to be advisable and providing for the consideration of such amendment at a special meeting of stockholders of the Corporation.
SECOND: On January 29, 2020, the special meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares required by statute were voted in favor of the amendment.
THIRD: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: The following is added as a new paragraph (C) to Article FOURTH of the Certificate of Incorporation: “Effective as of [TIME], New York City time, on [DATE] (the “Effective Time”), each _____ (_____) shares of Common Stock issued and outstanding or held as treasury shares immediately prior to the Effective Time (the “Old Common Stock”) shall automatically and without any action on the part of the holder thereof be reclassified, combined and converted into one (1) share of Common Stock (the “New Common Stock”) (such reclassification, combination and conversion, the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to holders of record of Old Common Stock as of the Effective Time. In lieu thereof, each holder of record of Old Common Stock as of the Effective Time that would otherwise be entitled to receive a fractional share of New Common Stock as a result of the Reverse Stock Split shall be entitled to receive, upon surrender of certificates representing such Old Common Stock, a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the then-prevailing price as reported by The Nasdaq Stock Market (or if such price is not available, then such other price as determined by the Board of Directors). The ownership of a fractional share of New Common Stock shall not give the holder any voting, dividend or other rights, except the right to receive the cash payment described in the immediately preceding sentence. Whether or not the Reverse Stock Split would result in fractional shares for a holder of record of Old Common Stock as of the Effective Time shall be determined on the basis of the total number of shares of Old Common Stock held by such holder of record as of the Effective Time. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, combined and converted in the Reverse Stock Split (as well as the right to receive cash in lieu of fractional shares as described above). The New Common Stock issued in the Reverse Stock Split shall have the rights, preferences and privileges as the Common Stock.”
FIFTH: The foregoing amendment to the Certificate of Incorporation shall be effective as of [TIME] Eastern Daylight Time on [DATE].
IN WITNESS WHEREOF, Bellerophon Therapeutics, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by the undersigned, thereunto duly appointed, this [DATE].

By: /s/ Fabian Tenenbaum
Name: Fabian Tenenbaum
Title: Chief Executive Officer

Appendix B

Bellerophon THERAPEUTICS

VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
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000000000.000000 ext 000000000.000000 ext

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59pm, Eastern Time, On January 28, 2020

Online
Go to **www.investorvote.com/BLPH** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BLPH

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2020 Special Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 - 2.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

02BV 442790

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

035YZB

2020 Special Meeting Admission Ticket

2020 Special Meeting of Bellerophon Therapeutics, Inc. Stockholders

Wednesday, January 29, 2020, 10 a.m. Local Time
Bellerophon Therapeutics, Inc.
184 Liberty Corner Road, Suite 302, Warren, N.J. 07059

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders.
The material is available at: www.envisionreports.com/BLPH

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BLPH

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Bellerophon Therapeutics, Inc.

Notice of 2020 Special Meeting of Stockholders

Proxy Solicited by Board of Directors for Special Meeting — January 29, 2020

Assaf Korner, Fabian Tenenbaum, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Bellerophon Therapeutics, Inc. to be held on January 29, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1-2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.